UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2026
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 North Sam Houston Parkway West, Suite 400
Houston,	TX	77086
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 24, 2026, Oceaneering International, Inc. (“Oceaneering”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), under which Oceaneering agreed to issue and sell $500,000,000 aggregate principal amount of 6.875% Senior Notes due 2034 (the “2034 Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The 2034 Notes will be issued under an Indenture, dated November 21, 2014, between Oceaneering and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (as amended and supplemented to date, the “Indenture”). The Offering is expected to close on July 6, 2026, subject to customary closing conditions. We intend to use the net proceeds from the offering, together with cash on hand, if necessary, to fund the purchase of the 2028 Notes (as defined below) in the previously announced tender offer, with the remaining net proceeds from the Offering, if any, being used for general corporate purposes, which may include the repayment, redemption or repurchase of outstanding indebtedness.
The Purchase Agreement contains customary representations, warranties and agreements of Oceaneering and other customary obligations of the parties and termination provisions. Under the terms of the Purchase Agreement, Oceaneering has agreed, among other things, to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
The offer and sale of the 2034 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offers of the 2034 Notes will be made in the United States only by means of a private offering memorandum pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.
Item 7.01 Regulation FD Disclosure.
On June 25, 2026, Oceaneering issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing.
Item 8.01 Other Events.
On June 25, 2026, Oceaneering provided a notice of conditional full redemption to holders of the Company’s 6.000% Senior Notes due 2028 (the “2028 Notes”) for the conditional redemption in full of the 2028 Notes outstanding on the Redemption Date (as defined below), pursuant to the Indenture. The redemption is conditioned on the completion of an offering of senior notes in an aggregate principal amount that results in gross proceeds to Oceaneering of at least $500 million, which may be waived by Oceaneering. The date of redemption is currently expected to be July 25, 2026 (the “Redemption Date”). This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the 2028 Notes or the Indenture.
Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

10.1	Purchase Agreement, dated June 24, 2026, between Oceaneering International, Inc. and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.
99.1	Press release of Oceaneering International, Inc., dated June 25, 2026, announcing the pricing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	June 25, 2026	By:	/S/ MICHAEL W. SUMRULD
Michael W. Sumruld
Senior Vice President and Chief Financial Officer